As filed with the Securities and Exchange Commission on September 23, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Safe-T Group Ltd.

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s Name into English)

State of Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8 Abba Eban Ave.

Herzliya

4672526 Israel

+972-077-9709030

(Address and telephone number of registrant’s principal executive offices)

Safe-T USA Inc.

4607 Library Rd Ste 220 #1067

Bethel Park, PA 15102

Tel: 973.506.8810

(Name, address, and telephone number of agent for service)

Copies to:

Oded Har-Even, Esq. Howard E. Berkenblit, Esq. Sullivan & Worcester LLP 1633 Broadway New York, NY 10019 Tel: (212) 660-3000	Reut Alfiah, Adv. Sullivan & Worcester Tel-Aviv (Har-Even & Co.) 28 HaArba’a St. HaArba’a Towers North Tower, 35th floor Tel-Aviv, Israel 6473925 Tel: +972 74-758-0480

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated September 23, 2022

PROSPECTUS

SAFE-T GROUP LTD.

Up to 11,264,440 American Depositary Shares Representing Ordinary Shares

The selling shareholders identified in this prospectus may offer from time to time up to 11,264,440 American Depositary Shares, or ADSs, consisting of (i) up to 4,062,045 Ordinary Shares, represented by ADSs, issued to certain individuals named in this prospectus, pursuant to a share purchase agreement, dated July 1, 2021, or the Share Purchase Agreement, (ii) up to 2,181,009 Ordinary Shares, which may be converted to ADSs, issuable to certain individuals named in this prospectus, pursuant to earnout provisions in the Share Purchase Agreement; (iii) up to 2,068,966 Ordinary Shares, which may be converted to ADSs, issuable upon the exercise of Series A Warrants, exercisable at a price per share of $0.725, or the Series A Warrant, pursuant to an agreement, dated August 8, 2022, by and between us and O.R.B. Spring Ltd., or ORB, or the ORB Agreement; (iv) up to 344,828 Ordinary Shares, which may be converted to ADSs, issuable upon the exercise of Series B Warrants, exercisable at a price per share of $1.45, or the Series B Warrant, pursuant to the ORB Agreement; (v) up to 2,222,222 Ordinary Shares, which may be converted to ADSs, issuable upon the exercise of Series C Warrants, exercisable at a price per share of $0.675, or the Series C Warrant, pursuant to the ORB Agreement; (vi) up to 370,370 Ordinary Shares, which may be converted to ADSs, issuable upon the exercise of Series D Warrants, exercisable at a price per share of $1.35, or the Series D Warrant, pursuant to the ORB Agreement; and (vii) up to 15,000 Ordinary Shares, which may be converted to ADSs, issued to a certain service provider listed in this prospectus. The Series A Warrants, Series B Warrants, Series C Warrants and Series D Warrants are collectively referred to as the “Warrants.”

This prospectus describes the general manner in which the ADSs may be offered and sold by the selling shareholders. If necessary, the specific manner in which the shares may be offered and sold will be described in a supplement to this prospectus. We are not selling any shares under this prospectus and will not receive any proceeds from the sale of the shares by the selling shareholders. See “Use of Proceeds.” The selling shareholders may sell all or a portion of the ADSs (upon conversion from Ordinary Shares) from time to time in market transactions through any market on which our ADS are then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. See “Plan of Distribution

The ADSs, each representing one of our Ordinary Shares, evidenced by American Depositary Receipts, are traded on the Nasdaq Capital Market under the symbol “SFET.” On September 21, 2022, the last reported sale price of our ADSs was $0.48 per ADS.

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and are subject to reduced public company reporting requirements.

AN INVESTMENT IN OUR SECURITIES INVOLVES RISKS. SEE THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 4 AND IN OUR ANNUAL REPORT ON FORM 20-F FOR THE FISCAL YEAR ENDED DECEMBER 31, 2021, which was filed on March 29, 2022, or the 2021 Annual Report.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2022

You should rely only on the information contained in this prospectus, including information incorporated by reference herein, and prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the selling shareholders have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities.

For investors outside of the United States: Neither we nor any of the selling shareholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. In this prospectus, unless otherwise indicated, all references to the “Company,” “we,” “our” and “Safe-T” refer to Safe-T Group Ltd. and its subsidiaries.

References to “U.S. dollars” and “$” are to currency of the United States of America, and references to “NIS” are to New Israeli Shekels. References to “Ordinary Shares” are to our Ordinary Shares, no par value per share, that are traded on the Tel Aviv Stock Exchange, or TASE, under the symbol “SFET”. References to ADSs are to our American Depository Shares, each representing one of our Ordinary Shares, that are traded on the Nasdaq Capital Market, or Nasdaq, under the symbol “SFET” since August 17, 2018.

i

OUR COMPANY

Overview

We are a global provider of cybersecurity and privacy solutions to consumers and enterprises. We operate in three distinct segments, providing solutions according to specific needs. The segments include consumer cybersecurity and privacy solutions, enterprise privacy solutions and enterprise cybersecurity solutions. Our cyber security and privacy solutions for consumers provide a wide security blanket against ransomware, viruses, phishing, and other online threats as well as a powerful, secured and encrypted connection, masking consumers online activity and keeping them safe from hackers. The solutions are designed for advanced and basic users, ensuring complete protection for all personal and digital information. Our privacy solutions for enterprises are based on our fast, advanced and secured proxy network, enabling our customers to collect data anonymously at any scale from any public sources over the web, using a unique hybrid network. Our network comprises millions of residential exit points based on our proprietary reflection technology and hundreds of servers through a comprehensive network of Internet Service Provider partners around the world. The infrastructure is optimally designed to guarantee the privacy, quality, stability and the speed of the service. Our ZoneZero® cybersecurity solutions for enterprises, designed for cloud, on-premises and hybrid networks, mitigate attacks on enterprises’ business-critical services and sensitive data, while ensuring uninterrupted business continuity. Organizations’ access use cases, whether from outside the organization or within the organization, are secured according to our “validate first, access later” zero trust philosophy. The ZoneZero® cybersecurity solutions are developed, marketed, sold and supported from November 2021 exclusively by TerraZone Ltd., a cybersecurity specialist reseller.

ORB Funding

On August 8, 2022, we closed a non-dilutive strategic funding agreement of up to $4,000,000 to support the further growth of our consumer privacy solutions and our customer acquisition program. Under the terms of the agreement, ORB will provide the Company with a cash commitment of $2,000,000 with an additional $2,000,000 available subject to achievement of certain milestones. The funding, made through a series of cash installments until July 2023, will be allocated specifically towards our customer acquisition program for one of our consumer privacy solutions. ORB is controlled by Barak Avitbul, an accomplished technology industry entrepreneur and leader and the founder and former Chief Executive Officer of the Company’s enterprise privacy business subsidiary, NetNut Ltd. In addition, Mr. Avitbul was granted an opportunity to make additional investments in the Company through a series of warrants enabling him to increase his future interest in Safe-T’s businesses, including the attractive consumer privacy market. The warrants are exercisable at prices reflecting premiums ranging from approximately 130% to 300% of the closing share price at the date of the agreement, for periods of up to 3 years from the vesting dates of the respective warrants. Upon potential exercise of all granted warrants, the Company may receive additional aggregate gross proceeds of between $2,000,000 and $4,000,000, based upon the amount of additional funding provided. The Company shall have the right to require the exercise of all or any portion of the warrants if the closing price of the Company’s Ordinary Shares exceeds 150% of the respective exercise price of each series of warrants for three consecutive trading days. The Company has obtained an irrevocable undertaking from both ORB and Mr. Avitbul which includes a grant of irrevocable proxy in connection with all voting rights attached to the Ordinary Shares of the Company underlying the warrants or any shares issued for repayment. The undertaking solely applies in connection with certain voting matters and in accordance with the recommendations put forward to shareholders by Safe-T’s board of directors. The irrevocable undertaking will expire in regard to any shares sold by ORB or Mr. Avitbul on a stock exchange market or upon a change of control of the Company, which for the purpose of this undertaking means the acquisition by any individual, entity or group of beneficial ownership of more than 30% of the issued and outstanding share capital of the Company (excluding the holdings of Mr. Avitbul in the Company for calculation of the aforesaid 30% threshold). This irrevocable proxy will continue to apply to shares sold, transferred or otherwise disposed in a private market transaction unless ORB or Mr. Avitbul provide the Company with a 45-day advanced written notice of their intention to sell or transfer the shares, and provide the Company, or any assignee on its behalf, the right of first offer to negotiate such sale and transfer. This right of notice and first offer also applies to all Ordinary Shares of the Company that may originate from exercise of the Warrants.

CyberKick Transaction

On July 1, 2021, we entered into the Share Purchase Agreement with Takoomi Ltd., the Sellers (as defined in the agreement) and CyberKick Ltd., or CyberKick, pursuant to which on July 4, 2021 the Company acquired all of the outstanding share capital of CyberKick, a private Israeli company, which provides SaaS security and privacy tools for consumers. CyberKick is the legal holder of certain intangible assets which were transferred to it on the acquisition date. The initial consideration for the transaction was paid for in cash and with our Ordinary Shares, as set forth below.

In consideration for the purchased shares, we paid and agreed to pay to CyberKick’s shareholders, named in this prospectus, or CyberKick’s Selling Shareholders:

●	initial consideration paid on the closing of the transaction - a combination of cash ($3.7 million) and 4,062,045 Ordinary Shares ($5.6 million); and

●	a potential earn-out payment of up to $3 million in total, subject to certain revenue targets of CyberKick during the first and second year following the closing of the transaction. We may decide, at our sole discretion, to pay the earn-out consideration in whole or in part in equity. On July 17, 2022, we issued a total of 2,181,009 Ordinary Shares (equal to $1.05 million) to CyberKick’s Selling Shareholders for qualifying with the designated revenue targets of the first-year anniversary of the Share Purchase Agreement.

The Company has obtained an irrevocable undertaking from two of CyberKick’s Selling Shareholders, Mr. Rotem Lev and Mr. Yotam Benattia, which includes a grant of irrevocable proxy in connection with all voting rights attached to the Ordinary Shares issued to them under the Share Purchase Agreement. The irrevocable undertaking applies solely in connection with certain voting matters and in accordance with the recommendations put forward to shareholders by Safe-T’s board of directors. The irrevocable undertaking will expire (with respect to any shares sold by such CyberKick’s Selling Shareholders) upon a change of control of the Company, or if such CyberKick’s Selling Shareholders become non-executive officers of the Company and with accumulated holdings of less than 2.5% of the then issued and outstanding share capital, or upon a transaction by the Company involving an issuance of at least 5% of the then issued and outstanding share capital.

ABOUT THIS OFFERING

This prospectus describes the general manner in which the selling shareholders identified in this prospectus may offer from time to time up to 11,264,440 ADSs, each represents one of our ordinary shares, no par value per share. The securities consisting of (i) up to 4,062,045 ADSs, issued to certain individuals named in this prospectus, pursuant to the Share Purchase Agreement, (ii) up to 2,181,009 Ordinary Shares, which may be converted to ADSs, issuable to certain individuals named in this prospectus, pursuant to earnout provisions in the Share Purchase Agreement; (iii) up to 2,068,966 Ordinary Shares, which may be converted to ADSs, issuable upon the exercise of Series A Warrants, pursuant to the ORB Agreement; (iv) up to 344,828 Ordinary Shares, which may be converted to ADSs, issuable upon the exercise of Series B Warrants, pursuant to the ORB Agreement; (v) up to 2,222,222 Ordinary Shares, which may be converted to ADSs, issuable upon the exercise of Series C Warrants, pursuant to the ORB Agreement; (vi) up to 370,370 Ordinary Shares, which may be converted to ADSs, issuable upon the exercise of Series D Warrants, pursuant to the ORB Agreement; and (vii) up to 15,000 Ordinary Shares, which may be converted to ADSs, issued to a certain service provider listed in this prospectus .

Ordinary Shares currently outstanding	32,628,044 (includes Ordinary Shares represented by ADSs)

Securities offered by the selling shareholders	(i) up to 4,062,045 outstanding ADSs, (ii) up to 2,181,009 Ordinary Shares, which may be converted to ADSs to be issued pursuant to earnout provisions; (iii) up to 2,068,966 Ordinary Shares, which may be converted to ADSs issuable upon the exercise of Series A Warrants, (iv) up to 344,828 Ordinary Shares, which may be converted to ADSs issuable upon the exercise of Series B Warrants; (v) up to 2,222,222 Ordinary Shares, which may be converted to ADSs issuable upon the exercise of Series C Warrants; (vi) up to 370,370 Ordinary Shares, which may be converted to ADSs issuable upon the exercise of Series D Warrants; and (vii) up to 15,000 Ordinary Shares, which may be converted to ADSs.

The ADSs	Each ADS represents one of our Ordinary Shares. If converted to ADSs, the depositary will be the holder of the Ordinary Shares underlying the ADSs and you will have the rights of an ADS holder as provided in the deposit agreement among us, the depositary and holders and beneficial owners of ADSs from time to time.

Use of proceeds:

We will not receive any proceeds from the sale of the ADSs by the selling shareholders. All net proceeds from the sale of the ADSs covered by this prospectus will go to the selling shareholders. However, we will receive cash proceeds equal to the total exercise price of the Warrants that are exercised.

We intend to use the proceeds from the exercise of the Warrants for working capital, which includes research and development and marketing, to advance our technologies and penetration into relevant markets as well as for general corporate purposes including the pursuit of strategic opportunities. See “Use of Proceeds.”

Risk factors:	An investment in the ADSs offered under this prospectus is highly speculative and involves substantial risk. You should read the “Risk Factors” section starting on page 4 of this prospectus, and “Item 3. - Key Information – D. Risk Factors” in our 2021 Annual Report, incorporated by reference herein, and other information included or incorporated by reference in this prospectus for a discussion of factors to consider carefully before deciding to invest in our securities.

Depositary	The Bank of New York Mellon

Nasdaq symbol:	“SFET.”

The number of currently outstanding Ordinary Shares (including Ordinary Shares represented by ADSs) is 32,628,044 (or 37,634,430, assuming the exercise of all of the Warrants currently outstanding). This number excludes:

●	4,308,224 Ordinary Shares issuable upon the exercise of options, outstanding under our Safe-T Group Global Equity Plan, with exercise prices ranging between NIS 0.00 and NIS 3,600 (approximately $1,100) per share; and

●	4,447,812 Ordinary Shares issuable upon the exercise of outstanding warrants issued to service providers, with exercise prices ranging between $1.015 and $289.00 per share.

RISK FACTORS

Investing in our securities involves risks. Please carefully consider the risk factors described in our periodic reports filed with the Securities and Exchange Commission, or SEC, including those set forth under the caption “Item 3. Key Information - D. Risk Factors” in our 2021 Annual Report, which is incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. You should be able to bear a complete loss of your investment.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements made under “Risk Factors,” “Use of Proceeds,” and elsewhere in this prospectus, including in our 2021 Annual Report, incorporated by reference herein, and other information included or incorporated by reference in this prospectus, constitute forward-looking statements. Forward-looking statements are often characterized by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” “continue,” “believe,” “should,” “intend,” “project” or other similar words, but are not the only way these statements are identified.

These forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition, expected capital needs and expenses, statements relating to the research, development, completion and use of our products, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate.

Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

●	our planned level of revenues and capital expenditures and ability to continue as a going concern;

●	our ability to market and sell our products;

●	our plans to continue to invest in research and development to develop technology for both existing and new products;

●	our ability to maintain our relationships with channel partners;

●	our ability to maintain or protect the validity of our European, U.S. and other patents and other intellectual property;

●	our ability to launch and penetrate markets in new locations, including taking steps to expand our activities in Europe and Southeast Asia and to enter into engagements with new business partners in those markets;

●	our ability to engage in future strategic opportunities, including, but not limited to, strategic acquisitions, and achieve any expected benefits therefrom;

●	our intention to increase marketing and sales activities and the potential costs of contracting with third parties to provide marketing and distribution services for us or for building such capacities internally;

●	our intention to establish partnerships with industry leaders;

●	our ability to implement on-line distribution channels and to generate sales from such channels;

●	our ability to locate additional funding available to us on acceptable terms;

●	our ability to retain key executive members;

●	our ability to internally develop new inventions and intellectual property;

●	our expectations regarding future changes in our cost of revenues and our operating expenses;

●	our expectations regarding our tax classifications;

●	interpretations of current laws and the passages of future laws;

●	our ability to continue to comply with the minimum bid requirements of Nasdaq;

●	the magnitude of our general and administrative expenses, and specifically the potential impact and costs related to legal proceedings;

●	the potential earn-out payments under past acquisitions;

●	the costs of future potential acquisitions

●	acceptance of our business model by investors; and

●	those factors referred to in “Item 3. Key Information – D. Risk Factors,” “Item 4. Information on the Company,” and “Item 5. Operating and Financial Review and Prospects,” of our 2021 Annual Report as well other factors in the 2021 Annual Report.

These statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in this prospectus in greater detail under the heading “Risk Factors” and other risk factors contained in the documents incorporated by reference herein. You should not rely upon forward-looking statements as predictions of future events. In addition, the section of our 2021 Annual Report entitled “Item 4. Information on the Company” contains information obtained from independent industry sources and other sources that we have not independently verified.

 Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. Except as required by law, we are under no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Ordinary Shares by the selling shareholders. All net proceeds from the sale of the Ordinary Shares covered by this prospectus will go to the selling shareholders. However, we will receive cash proceeds equal to the total exercise price of the Warrants that are exercised.

We intend to use the proceeds from the exercise of the Warrants for working capital, which includes research and development and marketing, to advance our technologies and penetration into relevant markets as well as for general corporate purposes including the pursuit of strategic opportunities.

Pending our use of the net proceeds from the exercise of the Warrants, we may invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. government securities, as shall be decided by our board of directors from time to time.

capitalization

The following table sets forth our cash and cash equivalents and our capitalization as of June 30, 2022:

●	on an actual basis; and

●	on an as adjusted basis to give effect to the full exercise of the Warrants and the full issuance of Ordinary Shares pursuant to the earnout provisions in the Share Purchase Agreement.

You should read this table in conjunction with the section titled “Item 5. Operating and Financial Review and Prospects” of our 2021 Annual Report and our financial statements and related notes included in our 2021 Annual Report, incorporated by reference herein.

	As of June 30, 2022
USD in thousands	Actual	As Adjusted(1)
Cash	$4,040	$8,040
Ordinary Shares, no par value: 75,000,000 Ordinary Shares authorized; 30,447,035 Ordinary Shares issued and outstanding (actual); 37,634,430 Ordinary Shares outstanding (as adjusted)	$-	$-
Share premium	$92,520	$97,570
Other equity reserves	$16,338	$15,288
Accumulated deficit	$(91,542)	$(91,542)
Total shareholders’ equity	$17,316	$21,316
Total Capitalization	$17,316	$21,316

(1)	Does not give effect to the ORB first tranche of funding of $1,000,000 received on August 11, 2022.

The number of currently outstanding Ordinary Shares (including Ordinary Shares represented by ADSs) is 32,628,044 (or 37,634,430, assuming the exercise of all of the Warrants currently outstanding). This number excludes:

●	4,308,224 Ordinary Shares issuable upon the exercise of options outstanding under our Safe-T Group Global Equity Plan, with exercise prices ranging between NIS 0.00 and NIS 3,600 (approximately $1,100) per share; and

●	4,447,812 Ordinary Shares issuable upon the exercise of outstanding warrants issued to service providers, with exercise prices ranging between $1.015 and $289.00 per share.

SELLING SHAREHOLDERS

We have agreed to file the registration statement of which this prospectus forms a part to cover the resale by the selling shareholders of the ADSs which shall be owned by selling shareholders upon conversion of their Ordinary Shares, issuable upon the Company meeting the conditions set forth in the earnout provisions in the Share Purchase Agreement and issuable upon exercise of the Warrants. We are registering the Ordinary Shares represented by ADSs in order to permit the selling shareholders to offer ADSs represented by Ordinary Shares for resale from time to time.

Within the past three years, other than the relationships described herein, the selling shareholders have not held a position as an officer a director of ours, nor has any selling shareholder had any material relationship of any kind with us or any of our affiliates, except by way of providing services or by way of employment. All information with respect to share ownership has been furnished by the selling shareholders, unless otherwise noted. The selling shareholders may offer all or part of the ADSs they own for resale from time to time pursuant to this prospectus. The selling shareholders do not have any family relationships with our officers or directors.

Selling shareholders who is an affiliate of a broker-dealer and any participating broker-dealer are deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any commissions or discounts given to any such selling shareholder or broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act. To our knowledge, none of the selling shareholders is a broker-dealer or an affiliate of a broker-dealer.

The term “selling shareholder” also includes any transferees, pledgees, donees, or other successors in interest to the selling shareholders named in the table below. Except for voting arrangements described above under “Our Company”, to our knowledge, each selling shareholder named in the table below has sole voting and investment power (subject to applicable community property laws) with respect to the ADSs set forth opposite its name. We will file a supplement to this prospectus (or a post-effective amendment to the registration statement of which this prospectus forms a part, if necessary) to name successors to the selling shareholders who are able to use this prospectus to resell the securities registered hereby.

The second column lists the number of securities beneficially owned and the percentage ownership represented by the Ordinary Shares beneficially owned by each selling shareholder, based on its ownership of Ordinary Shares as provided to us by each selling shareholder, as of September 8, 2022.

The third column lists the total securities being offered by this prospectus by each selling shareholder.

The fourth column assumes the sale of all of the securities offered by each selling shareholder pursuant to this prospectus and lists the percentage ownership represented by the securities beneficially owned by the selling shareholder assuming the sale of all the securities offered by the selling shareholder pursuant to this prospectus. The selling shareholder may sell all, some or none of its shares in this offering. See “Plan of Distribution.”

Name of Selling Shareholder	Shares Beneficially Owned Prior to Offering(1)			Maximum Number of Shares to be Sold Pursuant to this Prospectus		Shares Owned Immediately After Sale of Maximum Number of Shares in this Offering
	Number		Percentage(2)	Number		Number	Percentage(2)
Barak Avitbul	1,546,545	(3)	4.55%	5,006,386	(4)	339,648	1.04%
Roni Lev	2,955,113	(5)	9.04%	2,910,113	(6)	45,000	*
Yotam Benattia	2,955,113	(7)	9.04%	2,910,113	(8)	45,000	*
David Matrikin	431,266	(9)	1.32%	418,766	(10)	12,500	*
Pazit Hagag Bachar	7,862	(11)	* %	4,062	(12)	3,800	*
Chesapeake Group, Inc.	15,000		* %	15,000	(13)	-	-
Total	7,910,899		23.21%	11,264,440		445,948	1.36%

*	less than 1%.

(1)	Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Ordinary Shares subject to vested options and warrants currently exercisable, or exercisable within 60 days of September 23, 2022, are counted as outstanding for computing the percentage of the selling stockholder holding such options or warrants but are not counted as outstanding for computing the percentage of any other selling stockholder.
(2)	Applicable percentage of ownership is based on 32,628,044 Ordinary Shares outstanding as of September 23, 2022.
(3)	Includes 193,398 Ordinary Shares and 1,353,147 Ordinary Shares issuable upon the exercise of vested options (and upon conversion of the Ordinary Shares to ADSs). Address: 47 King David Street, Tel-Aviv, Israel.
(4)	Consists of up to 2,068,966 ADSs issuable upon the exercise of Series A Warrants (upon conversion of the Ordinary Shares to ADSs), (iv) up to 344,828 ADSs issuable upon the exercise of Series B Warrants (upon conversion of the Ordinary Shares to ADSs); (v) up to 2,222,222 ADSs issuable upon the exercise of Series C Warrants (upon conversion of the Ordinary Shares to ADSs); and (vi) up to 370,370 ADSs issuable upon the exercise of Series D Warrants (upon conversion of the Ordinary Shares to ADSs).
(5)	Includes up to 2,910,113 Ordinary Shares and 45,000 Ordinary Shares issuable upon the exercise of vested options, and subject to conversion of the Ordinary Shares to ADSs. Address: 3 Prof. Yuval Neeman Street, Tel Aviv, Israel.
(6)	Consists of 1,928,659 Ordinary Shares (of which 1,735,793 Ordinary Shares were converted to ADSs) and 981,454 Ordinary Shares issued as earnout consideration, pursuant to the Share Purchase Agreement, and subject to conversion of the Ordinary Shares to ADSs.
(7)	Includes up to 2,910,113 Ordinary Shares and 45,000 Ordinary Shares issuable upon the exercise of vested options, and subject to conversion of the Ordinary Shares to ADSs. Address: 113/29 Rothschild Street., Tel Aviv, Israel.
(8)	Consists of 1,928,659 Ordinary Shares (of which 1,735,793 Ordinary Shares were converted to ADSs) and 981,454 Ordinary Shares issued as earnout consideration, pursuant to the Share Purchase Agreement, and subject to conversion of the Ordinary Shares to ADSs.
(9)	Includes 418,766 Ordinary Shares and 12,500 Ordinary Shares issuable upon the exercise of vested options, and subject to conversion of the Ordinary Shares to ADSs. Address: 8/11 Mazal Arieh Street, Jerusalem, Israel.
(10)	Consists of 200,665 Ordinary Shares currently outstanding and 218,101 Ordinary Shares issued as earnout consideration, pursuant to the Share Purchase Agreement, and subject to conversion of the Ordinary Shares to ADSs.
(11)	Includes 4,062 Ordinary Shares and 3,800 Ordinary Shares issuable upon the exercise of vested options, and subject to conversion of the Ordinary Shares to ADSs. Address: 1b Peleg Street., Mishmar David, Israel
(12)	Includes 4,062 Ordinary Shares issued pursuant to the Share Purchase Agreement.
(13)	Consists of 15,000 Ordinary Shares issued to service provider, pursuant to Non-Exclusive Investor Relations Agreement dated November 1, 2021, and subject to conversion of the Ordinary Shares to ADSs. Timothy J Rieu, CEO., has voting and dispositive power over our shares held by the selling shareholder. Address: 305 Washington Avenue Suite 100, Towson, MD 21204, United States.

PLAN OF DISTRIBUTION

The selling shareholders of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of the securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling shareholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the selling shareholder to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling shareholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

In connection with a privately negotiated transaction with ORB, as described above under “Our Company,” we have obtained an irrevocable undertaking from both ORB and Mr. Avitbul which includes a grant of irrevocable proxy in connection with all voting rights attached to the Ordinary Shares of the Company underlying the warrants or any shares issued for repayment. This irrevocable proxy will continue to apply to shares sold, transferred or otherwise disposed in a privet market transaction unless ORB or Mr. Avitbul provide the Company with a 45-day advanced written notice of their intention to sell or transfer the shares, and provide the Company, or any assignee on its behalf, the right of first offer to negotiate such sale and transfer. This right of notice and first offer also applies to all Ordinary Shares of the Company that may originate from exercise of the Warrants.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Rule 2440 of the Financial Industry Regulatory Authority, or FINRA, and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling shareholders may also sell securities short and deliver these securities to close out his short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. Any fees related to conversions of the Ordinary Shares to ADSs will be assumed and payable by the selling shareholders named in this prospectus.

The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, or the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Ordinary Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Ordinary Shares by the selling shareholders or any other person. We will make copies of this prospectus available to the selling shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the selling shareholders that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

Certain legal matters concerning this offering were passed upon for us by Sullivan & Worcester LLP, New York, New York. Certain legal matters with respect to the legality of the issuance of the securities offered by this prospectus were passed upon for us by Sullivan & Worcester Tel-Aviv (Har-Even & Co.), Tel Aviv, Israel.

EXPERTS

The financial statements of Safe-T Group Ltd. incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2021 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1(d) to the financial statements) of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The historical financial statements of CyberKick Business as of December 31, 2020 and 2019, and for each of the years then ended, included in Exhibit 99.3 of Safe-T Group Ltd.’s Report on Form 6-K dated November 16, 2021 have been so incorporated in reliance on the report of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

EXPENSES

The following are the estimated expenses of this offering payable by us related to the filing of the registration statement of which this prospectus forms a part. With the exception of the SEC registration fee, all amounts are estimates and may change:

SEC registration fee	$533
Legal fees and expenses	$12,000
Accounting fees and expenses	$10,000
Miscellaneous	$1,000
Total	$23,533

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in the registration statement of which this prospectus forms a part, a substantial majority of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and a substantial of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Sullivan & Worcester Tel-Aviv (Har-Even & Co.), that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws reasoning Israel is not the most appropriate forum to bring such a claim. In Israeli courts, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process and certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that among other things:

●	the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment;

●	the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and

●	the judgment is executory in the state in which it was given.

Even if these conditions are met, an Israeli court will not declare a foreign civil judgment enforceable if:

●	the judgment was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases);

●	the enforcement of the judgment is likely to prejudice the sovereignty or security of the State of Israel;

●	the judgment was obtained by fraud;

●	the opportunity given to the defendant to bring its arguments and evidence before the court was not reasonable in the opinion of the Israeli court;

●	the judgment was rendered by a court not competent to render it according to the laws of private international law as they apply in Israel;

●	the judgment is contradictory to another judgment that was given in the same matter between the same parties and that is still valid; or

●	at the time the action was brought in the foreign court, a lawsuit in the same matter and between the same parties was pending before a court or tribunal in Israel.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC relating to the securities offered by this prospectus, which includes additional information. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreements or other document.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act, with respect to their purchases and sales of shares. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we will file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and may furnish to the SEC, on Form 6-K, unaudited interim financial information.

You can review our SEC filings and the registration statements by accessing the SEC’s internet site at http://www.sec.gov. We maintain a corporate website at http://safetgroup.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

●	our Annual Report on Form 20-F for the year ended December 31, 2021, filed on March 29, 2022;

●	our reports of foreign private issuer on Form 6-K furnished to the SEC on November 16, 2021, March 29, 2022 (with respect to the first paragraph, the sections titled “2021 Highlights and Recent Business Developments”, “Financial Results for the Three Months Ended December 31, 2021”, “Financial Results for the Year Ended December 31, 2021”, “Balance Sheet Highlights”, “Use of Non-IFRS Financial Results”, “Forward-Looking Statements” and the IFRS financial statements in the press release attached as Exhibit 99.1), April 18, 2022 (with respect to the first, second and fourth paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), May 19, 2022 (with respect to the first, fourth and fifth paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), May 26, 2022 (with respect to the first and third paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), May 31, 2022 (with respect to the first paragraph and three bullet points under the first paragraph, the bullet points under the section titled “First Quarter 2022 Highlights and Recent Business Developments”, the sections titled “Financial Results for the Three Months Ended March 31, 2022”, “Balance Sheet Highlights”, “Use of Non-IFRS Financial Results”, “Forward-Looking Statements” and the IFRS financial statements in the press release attached as Exhibit 99.1), July 6, 2022 (with respect to the first two and the fourth paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), July 13, 2022, August 10, 2022 (with respect to the first, second and the fourth through seventh paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1, the Agreement, dated August 8, 2022, by and between Safe-T Group Ltd. and ORB Spring Ltd. (the “Agreement”), attached as Exhibit 10.1, and the forms of warrants to be issued pursuant to the Agreement, attached as Exhibits 4.1, 4.2, 4.3 and 4.4), August 31, 2022 (the first paragraph titled “Key highlights for the six-months ended June 30, 2022” and the sections titled “Second Quarter 2022 Highlights and Recent Business Developments”, “Financial Results for the Three Months Ended June 30, 2022”, “Financial Results for the Six Months Ended June 30, 2022”, “Balance Sheet Highlights”, “Use of Non-IFRS Financial Results”, “Forward-Looking Statements” and the IFRS financial statements in the press release attached as Exhibit 99.1, the Interim Condensed Consolidated Financial Statements (Unaudited) as of June 30, 2022 attached as Exhibit 99.2, the Management’s Discussion and Analysis of Financial Condition and Results of Operations for the six months ended June 30, 2022 attached as Exhibit 99.3, and the Unaudited pro forma financial statements attached as Exhibit 99.4); and September 23, 2022.

●	the description of our Ordinary Shares and ADSs contained in our registration statement on Form 8-A (File No. 001-38610), filed under the Exchange Act, as amended by Exhibit 2.2 to the 2021 Annual Report, and including any further amendment or report filed or to be filed for the purpose of updating such description.

All subsequent annual reports filed by us pursuant to the Exchange Act on Form 20-F prior to the termination of the offering shall be deemed to be incorporated by reference to this prospectus and to be a part hereof from the date of filing of such documents. We may also incorporate part or all of any Form 6-K subsequently submitted by us to the SEC prior to the termination of the offering by identifying in such Forms 6-K that they, or certain parts of their contents, are being incorporated by reference herein, and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to us at: Safe-T Group Ltd., 8 Abba Eban Avenue, Herzliya, 4672526 Israel. Attention: Shai Avnit, Chief Financial Officer, telephone number: +972-9-8666110.

Safe-T Group Ltd.

Up to 11,264,440 American Depositary Shares Representing Ordinary Shares

PROSPECTUS

, 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Under the Companies Law, a company may not exculpate an office holder from liability for a breach of the duty of loyalty. An Israeli company may exculpate an office holder in advance from liability to the company, in whole or in part, for damages caused to the company as a result of a breach of duty of care but only if a provision authorizing such exculpation is included in its articles of association. Our Articles of Association contain such a provision. An Israeli company may not exculpate a director from liability arising out of a prohibited dividend or distribution to shareholders.

An Israeli company may indemnify an office holder in respect of the following liabilities and expenses incurred for acts performed as an office holder, either in advance of an event or following an event provided a provision authorizing such indemnification is contained in its articles of association:

●	a financial liability imposed on him or her in favor of another person pursuant to a judgment, including a settlement or arbitrator’s award approved by a court. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the abovementioned events and amount or criteria;

●	reasonable litigation expenses, including legal fees, incurred by the office holder (a) as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (i) no indictment was filed against such office holder as a result of such investigation or proceeding; and (ii) no financial liability, such as a criminal penalty, was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent; and (b) in connection with a monetary sanction;

●	reasonable litigation expenses, including legal fees, incurred by the office holder or imposed by a court (i) in proceedings instituted against him or her by the company, on its behalf or by a third party, or (ii) in connection with criminal proceedings in which the office holder was acquitted, or (iii) as a result of a conviction for a crime that does not require proof of criminal intent; and

●	expenses, including reasonable litigation expenses and legal fees, incurred by an office holder in relation to an administrative proceeding instituted against such office holder, or certain compensation payments made to an injured party imposed on an office holder by an administrative proceeding, pursuant to certain provisions of the Israeli Securities Law.

An Israeli company may insure an office holder against the following liabilities incurred for acts performed as an office holder if and to the extent provided in the company’s articles of association:

●	a breach of the duty of loyalty to the company, to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

●	a breach of the duty of care to the company or to a third party, including a breach arising out of the negligent conduct of the office holder;

●	a financial liability imposed on the office holder in favor of a third party;

●	a financial liability imposed on the office holder in favor of a third party harmed by a breach in an administrative proceeding; and

●	expenses, including reasonable litigation expenses and legal fees, incurred by the office holder as a result of an administrative proceeding instituted against him or her, pursuant to certain provisions of the Israeli Securities Law.

An Israeli company may not indemnify or insure an office holder against any of the following:

●	a breach of the duty of loyalty, except to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

●	a breach of duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;

●	an act or omission committed with intent to derive illegal personal benefit; or

●	a fine, monetary sanction or forfeit levied against the office holder.

Under the Israeli Companies Law, exculpation, indemnification and insurance of office holders must be approved by the compensation committee, the board of directors (and, with respect to directors and the chief executive officer, by the shareholders). However, under regulations promulgated under the Companies Law, the insurance of office holders shall not require shareholder approval and may be approved by only the compensation committee, if the engagement terms are determined in accordance with the company’s compensation policy and that policy was approved by the shareholders by the same special majority required to approve a compensation policy, provided that the insurance policy is on market terms and the insurance policy is not likely to materially impact the company’s profitability, assets or obligations.

Our Articles of Association allow us to exculpate, indemnify and insure our office holders for any liability imposed on them as a consequence of an act (including any omission) which was performed by virtue of being an office holder. Our office holders are currently covered by a directors and officers’ liability insurance policy.

We have entered into agreements with each of our directors and executive officers exculpating them in advance from liability to us for damages caused to us as a result of a breach of duty of care, and undertaking to indemnify them. This exculpation and indemnification is limited both in terms of amount and coverage and it covers certain amounts regarding administrative proceedings insurable or indemnifiable under the Companies Law and our Articles of Association.

In the opinion of the SEC, however, indemnification of directors and office holders for liabilities arising under the Securities Act, is against public policy and therefore unenforceable.

There is no pending litigation or proceeding against any of our office holders as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any office holder.

Item 9. Exhibits

Exhibit Number	Description of Document

4.1	Amended and Restated Articles of Association of Safe-T Group Ltd. (filed as Exhibit 99.2 to Form 6-K filed on September 15, 2020 and incorporated herein by reference).

4.2

Form of Amended and Restated Deposit Agreement (filed as Exhibit 1 to the Post-Effective Amendment No. 2 to Form F-6 (File No. 333-218251) filed on July 31, 2018, and incorporated herein by reference).

4.3	Form of Series A Warrant (filed as Exhibit 4.1 to Form 6-K on August 10, 2022, and incorporated herein by reference).

4.4	Form of Series B Warrant (filed as Exhibit 4.2 to Form 6-K on August 10, 2022, and incorporated herein by reference).

4.5	Form of Series C Warrant (filed as Exhibit 4.3 to Form 6-K on August 10, 2022, and incorporated herein by reference).

4.6	Form of Series D Warrant (filed as Exhibit 4.4 to Form 6-K on August 10, 2022, and incorporated herein by reference).

5.1*	Opinion of Sullivan & Worcester Tel-Aviv (Har-Even & Co.), Israeli counsel to Safe-T Group Ltd.

23.1*	Consent of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, with respect to the financial statements of Safe-T Group Ltd.

23.2*	Consent of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, with respect to the financial statements of CyberKick Business.

23.3*	Consent of Sullivan & Worcester Tel-Aviv (Har-Even & Co.) (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

107*	Filing Fee Table.

*	Filed herewith.

Item 10. Undertakings

(a)	The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and a(l)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the Registrant is relying on Rule 430B:

A.	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, the City of Tel Aviv, State of Israel on September 23, 2022.

Safe-T Group Ltd.

By:	/s/ Shachar Daniel
Shachar Daniel
Chief Executive Officer

POWER OF ATTORNEY

The undersigned officers and directors of Safe-T Group Ltd. hereby severally constitute and appoint Shachar Daniel and Shai Avnit, and each of them singly, with full power of substitution, our true and lawful attorney-in-fact and agent to take any actions to enable the Company to comply with the Securities Act, and any rules, regulations and requirements of the SEC, in connection with this registration statement on Form F-3, including the power and authority to sign for us in our names in the capacities indicated below any and all further amendments to this registration statement and any other registration statement filed pursuant to the provisions of Rule 462 under the Securities Act.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by each of the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Shachar Daniel	Chief Executive Officer, Director	September 23, 2022
Shachar Daniel	(Principal Executive Officer)

/s/ Shai Avnit	Chief Financial Officer	September 23, 2022
Shai Avnit	(Principal Financial and Accounting Officer)

/s/ Chen Katz	Director, Chairman of the Board of Directors	September 23, 2022
Chen Katz

/s/ Yehuda Halfon	Director	September 23, 2022
Yehuda Halfon

/s/ Rakefet Remigolski	Director	September 23, 2022
Rakefet Remigolski

/s/ Avi Rubinstein	Director	September 23, 2022
Avi Rubinstein

/s/ Moshe Tal	Director	September 23, 2022
Moshe Tal

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned duly authorized representative in the United States of Safe-T Group Ltd., has signed this registration statement on September 23, 2022.

SAFE-T USA INC.

/s/ Chen Katz
Chen Katz, Director